As Filed With the Securities and Exchange Commission
on October 19, 2006
Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FIRST COMMERCE BANCORP, INC.
(Exact name of registrant as specified in its charter)

Tennessee	20-5565433
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

500 North Ellington Parkway	37091
Lewisburg, Tennessee	(Zip Code)
(Address of Principal Executive Offices)
FIRST COMMERCE BANK 2002 STOCK OPTION PLAN
(Full title of the plan)
W.B. Marsh
500 North Ellington Parkway
Lewisburg, Tennessee 37091
(Name and address of agent for service)
Copy to:
Bob F. Thompson, Esq.
Bass, Berry & Sims PLC
315 Deaderick Street, Suite 2700
Nashville, Tennessee 37238-0002
(615) 742-6200
(931) 359-4322
(Telephone number, including area code, of agent for service)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed	Amount of
Title of securities	Amount to be	maximum offering price	maximum aggregate	registration
to be registered	registered(1)	per share(2)	offering price(2)	fee(2)
Common Stock, $1.00 par value	195,462 shares	$10.00 - $26.00 (2)	$3,010,932	$323

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, includes an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2) The offering price is estimated solely for the purpose of determining the amount of the registration fee in accordance with Rules 457(c) and 457(h)(1) under the Securities Act of 1933 as follows:

No. of Shares	Offering Price Per Share		Aggregate Offering Price		Fee
120,775	10.00		$1,207,750		$129.23
34,915	22.00		768,130		82.19
39,772	26.00	*	1,034,072	*	110.65
* Based on the last known price at which the common stock of First Commerce Bank, the predecessor issuer of the registrant, traded.

EXPLANATORY NOTE
PART I
PART II
SIGNATURES
EXHIBIT INDEX
Ex-5.1 Bass, Berry & Sims Opinion
Ex-23.1 Maggart & Associates Consent

EXPLANATORY NOTE
This Registration Statement on Form S-8 relates to 195,462 shares of the Registrant’s common stock, $1.00 par value per share (the “Common Stock”) which are issuable pursuant to options issued or to be issued under the First Commerce Bank 2002 Stock Option Plan (the “Plan”). The Plan was assumed by the Registrant pursuant to that certain Agreement and Plan of Share Exchange (the “Share Exchange Agreement”) dated as of August 9, 2006 by and between the Registrant and First Commerce Bank, a Tennessee state chartered bank (the “Bank”) which assumption of the Plan became effective upon the consummation of the Share Exchange contemplated by the Share Exchange Agreement on October 6, 2006.
On October 10, 2006 the Registrant filed a Form 8-K with the Securities and Exchange Commission as notice that the Registrant is the successor issuer to the Bank pursuant to Rule 12g-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, the Registrant’s Common Stock is deemed to be registered under Section 12(g) of the Exchange Act, and the Registrant will file reports, proxy statements and other information with the Securities and Exchange Commission. Prior to the filing of the Form 8-K pursuant to Rule 12g-3 on October 10, 2006, the Bank filed its annual and quarterly reports, proxy statements and other filings required under Section 13 of the Exchange Act with the Federal Deposit Insurance Corporation (“FDIC”) in accordance with Section 12(i) of the Exchange Act. Copies of such filings are available for inspection at the offices of the FDIC’s Accounting and Securities Disclosure Section located at 550 17th Street, N.W., Washington, DC 20429. Copies of the filings may also be obtained by contacting the FDIC’s Accounting and Securities Disclosure Section at (202) 898-8908 or by e mail at mfields@fdic.gov.
PART I
Information Required in the Section 10(a) Prospectus
     First Commerce Bancorp, Inc. (the “Registrant”) will send or give documents containing the information specified by Part I of this Form S-8 Registration Statement (the “Registration Statement”) to participants in the plan to which this Registration Statement relates, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registrant is not filing such documents with the SEC, but these documents constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act. Unless this Registration Statement indicates otherwise or the context otherwise requires, the terms “we”, “our”, “us” or First Commerce, refer to First Commerce Bancorp, Inc. and its subsidiaries including First Commerce Bank.

I-1

PART II
Information Required in the Registration Statement
Item 3. Incorporation of Documents by Reference.
     The following documents filed by us with the SEC, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference and shall be deemed to be a part hereof from the date of filing of such document:
(1) Our Current Report on Form 8-K12g-3 filed with the SEC on October 10, 2006.
     All documents filed by us pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or replaces such statement. Any statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part hereof.
     Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus or the accompanying registration statement.
Item 4. Description of Securities.
     We have the authority to issue 20,000,000 shares of common stock, par value $1.00 per share (the “Common Stock”). As of October 10, 2006, 1,274,538 shares of our Common Stock were outstanding.
     The following summary descriptions of selected provisions of our charter, bylaws, Common Stock, Preferred Stock (as defined below) and Tennessee Business Corporation Act are not complete. The summaries are subject to, and are qualified entirely by, the provisions of our charter and bylaws, all of which are included or incorporated by reference as exhibits to this registration statement, and to the Tennessee Business Corporation Act. You are encouraged to read our charter and bylaws.
     General. Under our charter, we are authorized to issue a maximum of 20,000,000 shares of Common Stock, and 20,000,000 shares of preferred stock, no par value per share (the “Preferred Stock”). The Preferred Stock may be issued from time to time in one or more series. The board of directors is authorized, by filing an amendment to our charter to fix or alter from time to time the designation, powers, preferences and rights of the shares of each such series or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of that series, but not below the number of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series. As such, we may issue shares of Preferred Stock, which may have rights and preferences superior to those of the holders of our Common Stock, without requiring further shareholder approval.
     Voting Rights. All of the shares of our Common Stock have identical rights and preferences. The holders of our Common Stock have one vote per share on all matters presented for a shareholder vote.
     Dividend Rights and Limitations on Payment of Dividends. The holders of our Common Stock are entitled to dividends and other distributions as and when declared by our board of directors. Dividends may be paid in cash, in property, or in shares of our theretofore unissued capital stock. Our ability to pay dividends to the holders of our capital stock will depend upon the amount of dividends paid to us by First Commerce Bank, our wholly owned subsidiary. Declarations of such dividends by First Commerce Bank will be subject to certain regulatory restrictions.
     Liquidation Rights. Upon the voluntary or involuntary dissolution, liquidation or winding up of our affairs, after the payment in full of our debts and other liabilities, the remainder of our assets, if any, are to be distributed on a pro rata basis among our shareholders. Our Common Stock is not subject to any redemption provisions or sinking fund provisions.
     Preemptive Rights. No holder of shares of our Common Stock has any preemptive rights to purchase, subscribe for or otherwise acquire any additional shares of our Common Stock or any securities exercisable for or convertible into shares of our Common Stock.
Tennessee’s Anti-takeover Provisions
     Provisions in Tennessee law could make it harder for someone to acquire us through a tender offer, proxy contest or otherwise.
     Tennessee Business Combination Act. The Tennessee Business Combination Act provides that a party owning shares equal to 10% or more of the voting power of any class or series of the then outstanding voting stock of a “resident domestic corporation” is an “interested shareholder.” An interested shareholder also includes a party that is an affiliate or associate, as defined in the Tennessee Business Combination Act, of a “resident domestic corporation.” We are currently a resident domestic corporation within the meaning of this act. An interested shareholder cannot engage in a business combination with the resident domestic corporation unless the combination:
•	takes place at least five years after the interested shareholder first acquired 10% or more of the voting power of any class or series of the then outstanding voting stock of the resident domestic corporation; and

•	either is approved by at least two-thirds of the non-interested voting shares of the resident domestic corporation or satisfies fairness conditions specified in the Tennessee Business Combination Act.
     These provisions apply unless one of the following exemptions is available:
•	a business combination with an entity can proceed without delay when approved by the target corporation’s board of directors before that entity becomes an interested shareholder;

•	a business combination is exempt, if in its original charter or original bylaws, the resident domestic corporation elects not to be governed by the Tennessee Business Combination Act;

•	unless the charter of the resident domestic corporation provides otherwise, the Tennessee Business Combination Act does not apply to a business combination of a resident domestic corporation with, or proposed by or on behalf of, an interested shareholder if the resident domestic corporation did not have, on such interested shareholder’s share acquisition date, a class of voting stock registered or traded on a national securities exchange or registered with the securities and exchange commission pursuant to Section 12(g) of the Exchange Act; or

•	the resident corporation may enact a charter or bylaw amendment to remove itself entirely from the Tennessee Business Combination Act that must be approved by a majority of the shareholders who have held shares for more than one year before the vote and which cannot become operative until two years after the vote.

     We have not adopted a charter amendment or bylaw to remove ourselves from the Tennessee Business Combination Act.
     Tennessee Greenmail Act. The Tennessee Greenmail Act prohibits us from purchasing or agreeing to purchase any of our securities, at a price higher than fair market value, from a holder of 3% or more of any class of our securities who has beneficially owned the securities for less than two years. We can, however, make this purchase if the majority of the outstanding shares of each class of voting stock issued by us approves the purchase or if we make an offer of at least equal value per share to all holders of shares of the same class of securities as those held by the prospective seller.
     Tennessee Control Share Acquisition Act. The Tennessee Control Share Acquisition Act strips a purchaser’s shares of voting rights any time an acquisition of shares in a Tennessee corporation which has elected to be covered by the Tennessee Control Share Acquisition Act (as we have) brings the purchaser’s voting power to one-fifth, one-third or a majority of all voting power. The purchaser’s voting rights can be restored only by a majority vote of the other shareholders. The purchaser may demand a meeting of shareholders to conduct such a vote. The purchaser can demand a meeting for this purpose before acquiring shares in excess of the thresholds described above, which we refer to as a control share acquisition, only if it holds at least 10% of the outstanding shares and announces a good faith intention to make the acquisition of shares having voting power in excess of the thresholds stated above. If a target corporation so elects prior to the date on which a purchaser makes a control share acquisition, a target corporation may redeem the purchaser’s shares if the shares are not granted voting rights.
     The effect of these provisions may make a change of control of First Commerce Bancorp harder by delaying, deferring or preventing a tender offer or takeover attempt that you might consider to be in your best interest, including those attempts that might result in the payment of a premium over the market price for our shares. They may also promote the continuity of our management by making it harder for you to remove or change the incumbent members of the board of directors.
Limitations on Liability and Indemnification of Directors and Officers.
     The Tennessee Business Corporation Act provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if:
•	the director or officer acted in good faith;

•	in the case of conduct in his or her official capacity with the corporation, the director or officer reasonably believed such conduct was in the corporation’s best interest;

•	in all other cases, the director or officer reasonably believed that his or her conduct was not opposed to the best interest of the corporation; and

•	in connection with any criminal proceeding, the director or officer had no reasonable cause to believe that his or her conduct was unlawful.
     In actions brought by or in the right of the corporation, however, the Tennessee Business Corporation Act provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instituted because of his or her status as an officer or director of a corporation, the Tennessee Business Corporation Act mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. The Tennessee Business Corporation Act also provides that in connection with any proceeding charging improper personal benefit to an officer or director, no indemnification may be made if the officer or director is adjudged liable on the basis that personal benefit was improperly received. Notwithstanding the foregoing, the Tennessee Business Corporation Act provides that a court of competent jurisdiction, upon application, may order that an officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that the individual is fairly and reasonably entitled to indemnification, notwithstanding the fact that:

•	the officer or director was adjudged liable to the corporation in a proceeding by or in the right of the corporation;

•	the officer or director was adjudged liable on the basis that personal benefit was improperly received by him or her; or

•	the officer or director breached his or her duty of care to the corporation.
     Our charter and bylaws provide that every person (and the estate or personal representative of such person) who is or was a director, officer or employee of ours, or any other entity in which he or she served as such at our request, may be indemnified by us in accordance with the provisions of the charter against any and all liability and reasonable expense (including, without limitation, counsel fees and disbursements, and amounts of judgments, fines or penalties against, or amounts paid in settlement by, a director, officer or employee) that may be incurred by her or him in connection with or resulting from any claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, or in connection with any appeal relating thereto, in which he or she may become involved, as a party or otherwise, or with which he or she may be threatened, by reason of his being or having been a director, officer or employee of ours or such other entity or by reason of any action taken or omitted by him or her in his or her capacity as such director, officer or employee, whether or not he or she continues to be such at the time such liability or expense shall have been incurred.
     Pursuant to the terms of our charter, any indemnification under the charter shall be made in the case of a claim, action, suit or proceeding only if our board of directors, acting by a quorum consisting of directors who are not parties to such claim, action, suit or proceeding, shall find, or if a quorum of disinterested directors cannot be obtained, the executive committee of the board of directors shall find, or independent special legal counsel, who shall be selected in the manner prescribed by Section 48-18-506(b)(3) and limited by Section 48-18-506(c) of the Tennessee Business Corporation Act, shall find, or the shareholders (excluding shares owned by or voted under the control of a director who is a party to the proceeding) by the affirmative vote of a majority of the shares entitled to vote thereon shall determine, that:
(i)	in his or her capacity as a director, the director acted in good faith in what he or she reasonably believed to be in our or such other entity’s best interests, as the case may be;

(ii)	in his or her capacity as an officer or employee of another entity, the director acted in good faith in what he or she reasonably believed was not opposed to our best interests;

(iii)	in his or her capacity as an officer or employee of ours, the officer or employee acted in good faith in what he or she reasonably believed to be in our best interests;

(iv)	in his or her capacity as a director, officer or employee of another entity, the officer or employee acted in good faith in what he or she reasonably believed was not opposed to our best interests; and, in addition,

(v)	in any criminal action or proceeding, the director, officer or employee had no reasonable cause to believe that his or her conduct was unlawful;
provided, however, that no indemnification under the charter shall be made with regard to (i) any claim, issue or proceeding by or in our right as to which such director, officer or employee shall have been adjudged to be liable to us unless and only to the extent that the court in which such action or suit was brought or another court of competent jurisdiction shall determine that, despite the adjudication of liability but in view of all the relevant circumstances of the case, such director, officer or employee is fairly and reasonably entitled to indemnity for reasonable expenses incurred which the court shall deem proper, or (ii) amounts paid, or expenses incurred, in connection with the settlement of any such claim, action, suit or proceeding, without the approval of a court of competent jurisdiction, or (iii) in the case of any proceeding charging improper personal benefit to a director, officer or employee other than by or in our right, and such director, officer or employee was adjudged liable on the basis that a personal benefit was improperly received by him or her.
     Our bylaws provide that to the full extent allowed by the laws of the State of Tennessee, both as now in effect and as hereafter adopted, we shall indemnify any and all persons who may serve or who have served at any time as directors or officers, or who at the request of our board of directors may serve or at any time have served as directors or officers of another corporation in which we at such time owned or may own shares of stock (or other financial interest) or of which we were or may be a creditor, and their respective heirs, administrators, successors and assigns, against any and all expenses, including amounts paid upon judgments, counsel fees, and amounts paid in settlement (before or after suit is commenced), actually and necessarily incurred by such persons in connection with the defense or settlement of any claim, action, suit or proceeding in which they, or any of them, are made parties, or apart, or which may be asserted against them or any of them, by reason of being or having been directors or officers or a director or officer of the corporation, or of such other corporation, if such director or officer acted in good faith for a purpose which she or he reasonably believed to be in our best interest and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that her or his conduct was unlawful, provided that nothing contained in the bylaws shall create a right to indemnification inconsistent with or contrary to the Tennessee Business Corporation Act or other applicable statutes.
     Our charter also allows us to purchase and maintain insurance to protect our directors, officers, agents and employees against any expense, liability or loss asserted against them or incurred by them to the maximum extent permitted by the laws of the State of Tennessee.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Directors and Officers.
     The Tennessee Business Corporation Act (“TBCA”) provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if (i) the director or officer acted in good faith, (ii) in the case of conduct in his or her official capacity with the corporation, the director or officer reasonably believed such conduct was in the corporation’s best interests, (iii) in all other cases, the director or officer reasonably believed that his or her conduct was not opposed to the best interest of the corporation, and (iv) in connection with any criminal proceeding, the director or officer had no reasonable cause to believe that his or her conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as an officer or director of a corporation, the TBCA mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. The TBCA also provides that in connection with any proceeding charging improper personal benefit to an officer or director, no indemnification may be made if such officer or director is adjudged liable on the basis that personal benefit was improperly received. Notwithstanding the foregoing, the TBCA provides that a court of competent jurisdiction, upon application, may order that an officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, whether or not the standard of conduct set forth above was met.
     Our charter and bylaws provide that every person (and the estate or personal representative of such person) who is or was a director, officer or employee of ours, or any other entity in which he or she served as such at our request, may be indemnified by us in accordance with the provisions of the charter against any and all liability and reasonable expense (including, without limitation, counsel fees and disbursements, and amounts of judgments, fines or penalties against, or amounts paid in settlement by, a director, officer or employee) that may be incurred by her or him in connection with or resulting from any claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, or in connection with any appeal relating thereto, in which he or she may become involved, as a party or otherwise, or with which he or she may be threatened, by reason of his being or having been a director, officer or employee of ours or such other entity or by reason of any action taken or omitted by him or her in his or her capacity as such director, officer or employee, whether or not he or she continues to be such at the time such liability or expense shall have been incurred.
     Pursuant to the terms of our charter, any indemnification under the charter shall be made in the case of a claim, action, suit or proceeding only if our board of directors, acting by a quorum consisting of directors who are not parties to such claim, action, suit or proceeding, shall find, or if a quorum of disinterested directors cannot be obtained, the executive committee of the board of directors shall find, or independent special legal counsel, who shall be selected in the manner prescribed by Section 48-18-506(b)(3) and limited by Section 48-18-506(c) of the TBCA, shall find, or the shareholders (excluding shares owned by or voted under the control of a director who is a party to the proceeding) by the affirmative vote of a majority of the shares entitled to vote thereon shall determine, that:
(i)	in his or her capacity as a director, the director acted in good faith in what he or she reasonably believed to be in our or such other entity’s best interests, as the case may be;

(ii)	in his or her capacity as an officer or employee of another entity, the director acted in good faith in what he or she reasonably believed was not opposed to our best interests;

(iii)	in his or her capacity as an officer or employee of ours, the officer or employee acted in good faith in what he or she reasonably believed to be in our best interests;

(iv)	in his or her capacity as a director, officer or employee of another entity, the officer or employee acted in good faith in what he or she reasonably believed was not opposed to our best interests; and, in addition,

(v)	in any criminal action or proceeding, the director, officer or employee had no reasonable cause to believe that his or her conduct was unlawful;
provided, however, that no indemnification under the charter shall be made with regard to (i) any claim, issue or proceeding by or in our right as to which such director, officer or employee shall have been adjudged to be liable to us unless and only to the extent that the court in which such action or suit was brought or another court of competent jurisdiction shall determine that, despite the adjudication of liability but in view of all the relevant circumstances of the case, such director, officer or employee is fairly and reasonably entitled to indemnity for reasonable expenses incurred which the court shall deem proper, or (ii) amounts paid, or expenses incurred, in connection with the settlement of any such claim, action, suit or proceeding, without the approval of a court of competent jurisdiction, or (iii) in the case of any proceeding charging improper personal benefit to a director, officer or employee other than by or in our right, and such director, officer or employee was adjudged liable on the basis that a personal benefit was improperly received by him or her.
     Our bylaws provide that to the full extent allowed by the laws of the State of Tennessee, both as now in effect and as hereafter adopted, we shall indemnify any and all persons who may serve or who have served at any time as directors or officers, or who at the request of our board of directors may serve or at any time have served as directors or officers of another corporation in which we at such time owned or may own shares of stock (or other financial interest) or of which we were or may be a creditor, and their respective heirs, administrators, successors and assigns, against any and all expenses, including amounts paid upon judgments, counsel fees, and amounts paid in settlement (before or after suit is commenced), actually and necessarily incurred by such persons in connection with the defense or settlement of any claim, action, suit or proceeding in which they, or any of them, are made parties, or apart, or which may be asserted against them or any of them, by reason of being or having been directors or officers or a director or officer of the corporation, or of such other corporation, if such director or officer acted in good faith for a purpose which she or he reasonably believed to be in our best interest and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that her or his conduct was unlawful, provided that nothing contained in the bylaws shall create a right to indemnification inconsistent with or contrary to the Tennessee Business Corporation Act or other applicable statutes.

     We believe that our charter and bylaw provisions are necessary to attract and retain qualified persons as directors and officers.
     Our charter and bylaws also allow us to purchase and maintain insurance to protect our directors, officers, agents and employees against any liability asserted against them or incurred by them to the maximum extent permitted by the laws of the State of Tennessee.
Item 7. Exemption from Registration Claimed.
     None.
Item 8. Exhibits.

4.1	Charter of the Registrant (included as Exhibit 3.1 to the Current Report on Form 8-K12G3 of the Registrant, dated October 10, 2006, previously filed with the SEC and incorporated herein by reference).

4.2	Bylaws of the Registrant (included as Exhibit 3.2 to the Current Report on Form 8-K12G3 of the Registrant, dated October 10, 2006, previously filed with the SEC and incorporated herein by reference).

5.1	Opinion of Bass, Berry & Sims PLC.

23.1	Consent of Maggart & Associates, P.C.

23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to the Registration Statement).
Item 9. Undertakings.
     A. The Registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
               (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and
               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     B. The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lewisburg, State of Tennessee, on this 19th day of October, 2006.

FIRST COMMERCE BANCORP, INC.
By:	/s/ W.B. Marsh
W.B. Marsh
President and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints W.B. Marsh and Glenn Hardison, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ W. B. Marsh W.B. Marsh	President, Chief Executive Officer and Director (Principal Executive Officer)	October 19, 2006
/s/ D. Glenn Hardison D. Glenn Hardison	Chief Financial Officer and Director (Principal Accounting and Financial Officer)	October 19, 2006
/s/ Robert E. Wiles, Jr. Robert E. Wiles, Jr.	Director	October 19, 2006
/s/ Walter W. Bussart Walter W. Bussart	Director	October 19, 2006
/s/ John O. Chunn John O. Chunn	Director	October 19, 2006
/s/ Thomas H. Hawkins, III Thomas H. Hawkins, III	Director	October 19, 2006
/s/ Allen L. Henderson, Jr. Allen L. Henderson, Jr.	Director	October 19, 2006
/s/ David H. Jent David H. Jent	Director	October 19, 2006

Signature	Title	Date
/s/ James P. Moon James P. Moon	Director	October 19, 2006
/s/ James L. Russell, Jr. James L. Russell, Jr.	Director	October 19, 2006

EXHIBIT INDEX

Exhibit No.	Description
4.3	Charter of the Registrant (included as Exhibit 3.1 to the Current Report on Form 8-K12G3 of the Registrant, dated October 10, 2006, previously filed with the SEC and incorporated herein by reference).

4.4	Bylaws of the Registrant (included as Exhibit 3.2 to the Current Report on Form 8-K12G3 of the Registrant, dated October 10, 2006, previously filed with the SEC and incorporated herein by reference).

5.1	Opinion of Bass, Berry & Sims PLC.

23.1	Consent of Maggart & Associates, P.C.

23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to the Registration Statement).